Exhibit 4.2

AMENDED AND RESTATED BYLAWS

OF

JANUS LIVING, INC.

a Maryland Corporation (hereinafter the “Corporation”)

March 19, 2026

ARTICLE I

OFFICES

SECTION 1.           PRINCIPAL OFFICE -- The principal office of the Corporation in the State of Maryland shall be established and maintained at the office of The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville Timonium, Maryland, 21093-2264, and The Corporation Trust Incorporated shall be the resident agent of this Corporation.

SECTION 2.           OTHER OFFICES -- The Corporation may establish such other offices, within or without the State of Maryland, at such place or places as the Board of Directors from time to time may designate, or which the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

SECTION 1.           ANNUAL MEETINGS -- Annual meetings of stockholders for the election of directors to succeed directors whose terms are expiring and the transaction of any business within the powers of the Corporation shall be held on a date and at a time designated by the Board of Directors at such place, within or without the State of Maryland, as the Board of Directors by resolution shall determine, and as set forth in the notice of the meeting. The Board of Directors is authorized to determine that an annual meeting or a special meeting of stockholders not be held at any place, but instead may be held partially or solely by means of remote communication.

SECTION 2.           SPECIAL MEETINGS – Special meetings of the stockholders, for any purpose or purposes, may be called by the Chief Executive Officer, the President, or two-thirds of the entire Board of Directors, and shall be called by the Secretary or any other officer upon written request of stockholders holding in the aggregate not less than 25% of the outstanding shares entitled to vote on the business proposed to be transacted thereat. Any such request of the stockholders shall state the purpose of the meeting and the matters proposed to be acted on at such meeting. The Secretary or other officer of the Corporation shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing notice of the proposed special meeting and, upon payment to the Corporation of such estimated costs, the Secretary or other officer of the Corporation shall give notice to each stockholder entitled to notice of the special meeting. Unless requested by stockholders entitled to cast a majority of all votes entitled to be cast at a meeting of stockholders, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders of the Corporation held during the preceding twelve months. Special meetings of stockholders may be held at such time and place, within or without the State of Maryland, as shall be stated in the notice of the meeting. The notice of a special meeting shall state the nature of the business to be transacted and no other business shall be considered at the meeting.

SECTION 3.           NOTICE OF MEETINGS -- Written or printed notice, stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at his or her address as it appears on the records of the Corporation by United States mail, postage prepaid, not less than ten (10) nor more than ninety (90) days before the date of the meeting, unless any provisions of the laws of the State of Maryland shall prescribe a differing elapsed period of time. No business other than that stated in the notice shall be transacted at any special meeting.

SECTION 4.           VOTING -- At each annual meeting the stockholders entitled to vote shall elect directors to succeed the directors whose terms are expiring, and the stockholders may transact such other corporate business as may be within the powers of the Corporation, subject to Section 7 of this Article II. The vote for directors, and, upon the demand of any stockholder entitled to vote on any such matter, the vote upon any question before the meeting, shall be by ballot.

Except as otherwise provided in the Charter of the Corporation (the “Charter”) with respect to directors to be elected by the holders of any class or series of preferred stock of the Corporation and in these Bylaws with respect to the filling of vacancies on the Board of Directors, each director shall be elected by a majority of the votes cast with respect to such director at any meeting of stockholders duly called and at which a quorum is present and directors are to be elected; provided, however, that the directors shall be elected by a plurality of the votes cast at a meeting of the stockholders duly called and at which a quorum is present and directors are to be elected if, in connection with such meeting (i) the Secretary of the Corporation shall have received one or more notices that a stockholder or group of stockholders has nominated or proposes to nominate a person or persons for election as a director, which notice(s) purports to be in compliance with the advance notice requirements set forth in Section 7 of this Article II of the Bylaws, the proxy access requirements set forth in Section 8 of this Article II of the Bylaws or applicable rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Rule 14a-19, irrespective of whether the Board of Directors thereafter determines that any such notice(s) is not in compliance with such requirements, and (ii) as of the fourteenth (14th) day preceding the date on which notice of such meeting of the stockholders is first mailed or otherwise given in accordance with applicable law to the stockholders of the Corporation, such nomination or proposed nomination has not been withdrawn by such stockholder or group of stockholders and would thereby cause the number of nominees and proposed nominees to exceed the number of directors to be elected at such meeting, as determined by the Secretary of the Corporation, irrespective of whether such nomination or proposed nomination is thereafter withdrawn by such stockholder or group of stockholders (a “Contested Election”). If the directors are to be elected by a plurality of the votes cast pursuant to the provisions of the immediately preceding sentence, stockholders shall not be permitted to vote “against” any one or more nominees but shall only be permitted to vote “for” one or more nominees or withhold their votes with respect to one or more nominees. For purposes hereof, a majority of the votes cast means the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee, with abstentions and broker non-votes not counted as a vote cast either “for” or “against” that director nominee.

In the election of directors, each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote. Stockholders are not entitled to cumulative voting in the election of directors.

All other matters shall be decided by a majority of the votes cast, except as otherwise provided by the Charter or these Bylaws, or by the laws of the State of Maryland.

The directors may fix a day not more than ninety (90) days nor less than ten (10) days prior to the holding of any meeting of stockholders as the date as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at any such meeting.

Unless otherwise provided by the Charter or by the laws of the State of Maryland, each stockholder entitled to vote shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy that is (a) executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by applicable law, (b) compliant with Maryland law and these Bylaws and (c) filed in accordance with the procedures established by the Corporation.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

If, in any election of directors of the Corporation which is not a Contested Election, an incumbent director does not receive a majority of the votes cast and therefore is not re-elected, such incumbent director shall promptly tender his or her resignation as a director, subject to acceptance thereof by the Board of Directors, for consideration by the Board of Directors or a duly authorized committee thereof (to the extent that such a committee has been appointed by the Board of Directors for such purpose).

The Board of Directors or such committee, as the case may be, will promptly consider any such tendered resignation and the Board of Directors will determine whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign, or, as the case may be, such committee will make a recommendation to the Board of Directors as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign. Any incumbent director whose tendered resignation is under consideration may not participate in any deliberation or vote of the Board of Directors or such committee, as the case may be, regarding such tendered resignation. The Board of Directors or such committee, as the case may be, may consider any factors they deem relevant in deciding whether to accept, reject or take other action with respect to any such tendered resignation. Within ninety (90) days after the date on which certification of the stockholder vote on the election of directors is made, the Board of Directors will publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation in a press release, a periodic or current report filed with the Securities and Exchange Commission or by other public announcement. If any director’s tendered resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death, resignation or removal. If any director’s tendered resignation is accepted by the Board of Directors, then such director will thereupon cease to be a director of the Corporation, and the Board, in its sole discretion and subject to the provisions set forth in the Stockholders Agreement (as amended, supplemented or otherwise modified from time to time, the “Stockholders Agreement”), by and among the Corporation, Healthpeak Properties, Inc., a Maryland corporation, and each of the other parties from time to time party thereto, may fill the resulting vacancy pursuant to the provisions of the Charter and applicable law or may decrease the size of the Board of Directors pursuant to the provisions of Section 1 of Article III of these Bylaws.

SECTION 5.           QUORUM -- Except as provided in the next section hereof, any number of stockholders together holding a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If, at any meeting less than a quorum shall be present or represented, the chairperson of the meeting or the stockholders entitled to vote at such meeting, either in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting to the extent permitted by the laws of the State of Maryland, until the requisite amount of stock shall be present, at which time any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 6.           ACTION WITHOUT MEETING -- Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders. Notwithstanding the immediately preceding sentence, prior to the date on which the Healthpeak Entities (as defined in the Stockholders Agreement) cease to own more than fifty percent (50%) of the outstanding shares of common stock of the Corporation, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the Maryland General Corporation Law (the “MGCL”). The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten (10) days after the effective time of such action.

SECTION 7.           NOMINATIONS AND STOCKHOLDER BUSINESS

(a)             Annual Meetings of Stockholders.

(1)             Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 7(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 7(a) or (iv) by any stockholder (or group of stockholders) who meets the requirements of and complies with all of the procedures set forth in Section 8 of this Article II.

(2)             For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (w) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (x) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (y) if the stockholder is proposing one or more Proposed Nominees, the information required to be included in a notice to the Corporation required by paragraph (b) of Rule 14a-19 promulgated under the Exchange Act, including a representation that such stockholder, any Proposed Nominee or any Stockholder Associated Person intends or is part of a group which intends to solicit the holders of shares of stock of the Corporation representing at least 67% of the voting power of shares of stock entitled to vote on the election of directors in support of each Proposed Nominee in accordance with Rule 14a-19 of the Exchange Act and (z) all other information regarding the stockholder giving the notice and each Stockholder Associated Person that would be required to be disclosed by the stockholder in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by: (i) a written undertaking executed by the Proposed Nominee: (x) certifying that such Proposed Nominee (I) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation, (II) will serve as a director of the Corporation if elected and will notify the Corporation simultaneously with any notification to the stockholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a director and (III) does not need any permission or consent from any third party (including any employer or any other board or governing body on which such Proposed Nominee serves) to serve as a director of the Corporation, if elected, that has not been obtained, (y) attaching copies of any and all requisite permissions or consents and (z) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request by the stockholder providing the notice, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded); and (ii) a certificate executed by the stockholder certifying that such stockholder will: (w) comply with Rule 14a-19 promulgated under the Exchange Act in connection with such stockholder’s solicitation of proxies in support of any Proposed Nominee, (x) notify the Corporation as promptly as practicable of any determination by the stockholder to no longer solicit proxies for the election of any Proposed Nominee as a director at the annual meeting, (y) furnish such other or additional information as the Corporation may request for the purpose of determining whether the requirements of this Section 7 have been satisfied or of evaluating any nomination or other business described in the stockholder’s notice and (z) appear in person or by proxy at the meeting to present each Proposed Nominee or to bring such business before the meeting, as applicable, and acknowledging that, if the stockholder does not so appear in person or by proxy at the meeting to present each Proposed Nominee or bring such business before the meeting, as applicable, the Corporation need not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any Proposed Nominee or any proposal related to such other business need not be counted or considered.

For purposes of this Article 7, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder or another Stockholder Associated Person or who is otherwise a participant (as defined in Instruction 3 to Item 4 of Schedule 14A under the Exchange Act) in any solicitation of proxies, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(3)             Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 7(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(b)             Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting and, except as contemplated by and in accordance with the next two sentences of this Section 7(b), no stockholder may nominate an individual for election to the Board of Directors or make a proposal of other business to be considered at a special meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 7(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 7(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 7 (together with the information, certifications and consents required pursuant to paragraph (a)(2)) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting.

(c)             General.

(1)             Except as otherwise provided in Section 8 of this Article II, only such persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 7 and, if any proposed nomination or business is not in compliance with this Section 7, to declare that such defective nomination or proposal be disregarded.

If any information or certification submitted pursuant to this Section 7 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders, including any certification from a Proposed Nominee, shall be inaccurate in any material respect, such information or certification may be deemed not to have been provided in accordance with this Section 7. Any such stockholder shall update and supplement its notice to the Corporation of its intent to propose a nominee for election as a director or other business at a meeting, if necessary, so that the information or certification provided or required to be provided in such notice pursuant to this Section 7 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the secretary at the principal executive office of the Corporation not later than five Business Days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight Business Days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). Upon written request by the secretary or the Board of Directors, any stockholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 7, (ii) a written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19(a)(3) under the Exchange Act, submitted by the stockholder pursuant to this Section 7 as of an earlier date and (iii) an updated certification by each Proposed Nominee that such individual will serve as a director of the Corporation if elected. If a stockholder or Proposed Nominee fails to provide any update, supplement, written verification, written confirmation or updated certification within the period set forth in this paragraph, the information contained in such update, supplement, written verification, written confirmation or updated certification may be deemed not to have been provided in accordance with this Section 7.

(2)             A stockholder proposing a Proposed Nominee shall have no right to (i) nominate a number of Proposed Nominees that exceeds the number of directors to be elected at the meeting or (ii) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 7 or Section 8 of this Article II, as applicable (including the timely provision of all information and certifications with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 7 or Section 8 of this Article II, as applicable). If the Corporation provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the Corporation within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any individual who is nominated in accordance with this Section 7 becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual.

(3)             Notwithstanding the foregoing provisions of this Section 7, the Corporation shall disregard any proxy authority granted in favor of, or votes for, director nominees other than the Corporation’s nominees if the stockholder or Stockholder Associated Person (each, a “Soliciting Stockholder”) soliciting proxies in support of such director nominees abandons the solicitation or does not (i) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Soliciting Stockholder to (A) provide the Corporation with any notices required thereunder in a timely manner or (B) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, or (ii) timely provide evidence in accordance with the following sentence that is sufficient, in the discretion of the Board of Directors, to demonstrate that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act. Upon request by the Corporation, if any Soliciting Stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act (or is not required to provide notice because the information required by Rule 14a-19(b) has been provided in a preliminary or definitive proxy statement previously filed by such Soliciting Stockholder), such Soliciting Stockholder shall deliver to the Corporation, no later than five Business Days prior to the applicable meeting of stockholders, evidence that is sufficient, in the discretion of the Board of Directors, to demonstrate that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(4)             For purposes of this Section 7, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(5)             Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(6)             Notwithstanding anything in these Bylaws to the contrary, except as otherwise determined by the chairperson of the meeting, if the stockholder giving notice as provided for in this Section 7 does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting.

SECTION 8.           PROXY ACCESS

(a)             Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of this Section 8, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder (defined below) that expressly elects at the time of providing the notice required by this Section 8 (the “Notice of Proxy Access Nomination”) to have such nominee included in the Corporation’s proxy materials pursuant to this Section 8. For purposes of this Section 8, the “Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act and, if the Eligible Stockholder so elects, a Supporting Statement (defined below). For the avoidance of doubt, nothing in this Section 8 shall limit the Corporation’s ability to solicit votes against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 8. Subject to the provisions of this Section 8, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.

(b)             To be timely, the Notice of Proxy Access Nomination must be delivered to the Secretary at the principal executive offices of the Corporation not less than one hundred twenty (120) days and not more than the one hundred fifty (150) days prior to the first anniversary of the date that the Corporation distributed its proxy statement to stockholders for the previous year’s annual meeting of stockholders.

(c)             The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 8 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 8 has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (i) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 8 whose nomination is subsequently withdrawn, (ii) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 8 whom the Board of Directors decides to nominate for election to the Board of Directors and (iii) any director in office as of the Final Proxy Access Nomination Date who was included in the Corporation’s proxy materials as a Stockholder Nominee for either of the two (2) preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (ii)) and whom the Board of Directors decides to renominate for election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 8 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 8 exceeds the maximum number of Stockholder Nominees provided for in this Section 8. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 8 exceeds the maximum number of Stockholder Nominees provided for in this Section 8, the highest ranking Stockholder Nominee who meets the requirements of this Section 8 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 8 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 8 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(d)             An “Eligible Stockholder” is a stockholder or group of no more than twenty-five (25) stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined below) continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares of common stock of all classes entitled to vote (for purposes of this Section 8, collectively, the “common stock”) of the Corporation that represents at least three percent (3%) of the Corporation’s outstanding common stock as of the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation in accordance with this Section 8 (the “Required Shares”), (ii) continues to own the Required Shares through the annual meeting date and (iii) satisfies all other requirements of, and complies with all applicable procedures set forth in, this Section 8. A “Qualifying Fund Group” is a group of two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. For purposes of this Section 8, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. Without limiting the foregoing, to the extent not excluded by the immediately preceding sentence, an Eligible Stockholder’s “short position” as defined in Rule 14e-4 under the Exchange Act shall be deducted from the shares otherwise “owned.” A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five (5) business days’ notice and includes with the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 8, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(e)             To be in proper form for purposes of this Section 8, the Notice of Proxy Access Nomination must include the following:

(1)             a written statement by the Eligible Stockholder setting forth and certifying as to the number of shares it owns and has owned continuously during the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;

(2)             one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the later of the record date for the annual meeting and the date on which notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(3)             a copy of the Schedule 14N that has been filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(4)             the certifications, representations and other information required by paragraph (a)(2) of Section 7 of this Article II (including the consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected);

(5)             a representation that the Eligible Stockholder (i) will continue to hold the Required Shares through the annual meeting date, (ii) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (iii) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 8, (iv) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (v) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (vi) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, and (vii) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading;

(6)             an undertaking that the Eligible Stockholder agrees to (i) assume all liability stemming from any legal or regulatory violation arising out communications with the stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates or their respective agents and representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 8, or out of the facts, statements or other information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the Corporation pursuant to this Section 8 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the Corporation’s proxy materials pursuant to this Section 8, (ii) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 8 and (iii) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act; and

(7)             in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(f)             In addition to the information required pursuant to Section 8(e) or any other provision of these Bylaws, the Corporation may require (i) each Stockholder Nominee to furnish any other information (A) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which any class of common stock of the Corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 8 or to serve as a director of the Corporation and (ii) the Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.

(g)             The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 8, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(h)             In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it was made or provided, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing such notification shall not be deemed to cure any such defect or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 8). In addition, any person providing any information pursuant to this Section 8 must deliver to the Secretary at the principal executive office of the Corporation, not later than five (5) business days after the later of the record date for the annual meeting and the date on which notice of the record date is first publicly disclosed (i) any such written updates and supplements necessary to ensure that the information previously provided or required to be provided shall be true and correct as of the record date for the annual meeting or (ii) a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the record date for the annual meeting.

(i)             Notwithstanding anything to the contrary contained in this Section 8, the Corporation shall not be required to include, pursuant to this Section 8, a Stockholder Nominee in its proxy materials (i) for any meeting of stockholders for which the Secretary of the Corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 7 of this Article II, (ii) if such Stockholder Nominee would not be an independent director under the Independence Standards, as determined by the Board of Directors or one or more of its committees, (iii) if such Stockholder Nominee’s election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Charter, the rules and listing standards of the principal United States securities exchanges upon which any class of common stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (iv) if such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (v) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee provides any facts, statements or other information to the Corporation or its stockholders required or requested pursuant to this Section 8 that is not true and correct in all material respects or that omits a material fact necessary to make such information, in light of the circumstances in which it is made or provided, not misleading, or (vi) if such Stockholder Nominee or the Eligible Stockholder who nominated such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Stockholder Nominee or Eligible Stockholder or fails to comply with its obligations pursuant to this Section 8.

(j)             Notwithstanding anything to the contrary set forth herein, if (i) the Stockholder Nominee and/or the applicable Eligible Stockholder shall have breached any of its or their obligations, agreements or representations under this Section 8, or (ii) the Stockholder Nominee shall have otherwise become ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 8 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors, any committee thereof or the presiding officer at the annual meeting of stockholders, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board of Directors or the presiding officer at the annual meeting of stockholders shall declare such nomination to be invalid, such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation and the named proxies will not vote any proxies received from stockholders with respect to such Stockholder Nominee. In addition, if the Eligible Stockholder (or a representative thereof) does not appear at the annual meeting to present any nomination pursuant to this Section 8, such nomination shall be declared invalid and disregarded as provided in clause (z) above.

(k)             Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 8 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition), (ii) the Notice of Proxy Access Nomination must designate one member of the group for purposes of receiving communications, notices and inquiries from the Corporation and otherwise authorize such member to act on behalf of each member of the group with respect to the nomination under this Section 8 and (iii) a breach of any obligation, agreement or representation under this Section 8 by any member of such group shall be deemed a breach by the Eligible Stockholder. Whenever the Eligible Stockholder consists of a group of stockholders aggregating their shareholdings in order to meet the three percent (3%) ownership requirement of the “Required Shares” definition, (x) such ownership shall be determined by aggregating the lowest number of shares continuously owned by each such stockholder during the Minimum Holding Period and (y) the Notice of Proxy Access Nomination must indicate, for each such stockholder, such lowest number of shares continuously owned by such stockholder during the Minimum Holding Period. No person may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any annual meeting. For the avoidance of doubt, a stockholder may withdraw from a group of stockholders at any time prior to the annual meeting of stockholders and if, as a result of such withdrawal, the Eligible Stockholder no longer owns the Required Shares, the nomination shall be disregarded as provided in Section 8(i).

(l)             Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least ten percent (10%) of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 8 for the next two annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 7 of this Article II.

(m)             For purposes of this Section 8, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

SECTION 9.           INSPECTORS -- The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairperson of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairperson of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

SECTION 10.         CONTROL SHARE ACQUISITION ACT -- Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

DIRECTORS

SECTION 1.           NUMBER AND TERM -- Subject to the provisions set forth in the Stockholders Agreement, at any regular meeting or at any special meeting called for that purpose, two-thirds of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number of directors required by the MGCL (which is one) nor more than thirteen (13), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Notwithstanding the foregoing, upon the occurrence of a default in the payment of dividends of any class or series of preferred stock, or any other event, which will entitle the holders of any class or series of preferred stock to elect additional directors of the Corporation, the number of directors of the Corporation will thereupon be increased by the number of additional directors to be elected by the holders of such class or series of preferred stock, and such increase in the number of directors shall remain in effect for so long as the holders of such class of series of preferred stock are entitled to elect such additional directors. Directors need not be stockholders.

SECTION 2.           QUORUM AND VOTING – Two-thirds of the entire board of directors shall constitute a quorum for the transaction of business. If, at any meeting of the Board, there shall be less than a quorum present, two-thirds of those directors present may adjourn the meeting, from time to time, until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting which shall be so adjourned. The action of two-thirds of the entire board of directors at a meeting at which a quorum is present shall be the action of the Board of Directors, except as otherwise provided in these Bylaws.

SECTION 3.           FIRST MEETING -- The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of stockholders or the time and place of such meeting may be fixed by written consent of the entire Board.

SECTION 4.           ELECTION OF OFFICERS -- The Board of Directors shall elect the officers of the Corporation, as more specifically set forth in Article V of these Bylaws. Such officers shall hold office until the next annual election of officers, or until their successors are elected and shall have qualified.

SECTION 5.           REGULAR MEETINGS -- Regular meetings of the Board of Directors shall be held at such places and times as shall be determined, from time to time, by resolution of the Board of Directors without other notice than such resolution.

SECTION 6.           SPECIAL MEETINGS -- Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, the Chief Executive Officer, the President, the Secretary or by any three (3) directors on prior notice to each director. In case such notice is mailed, it shall be given at least four (4) days prior to the time of the holding of the meeting. In case such notice is given personally, or by telephone, electronic mail, facsimile correspondence or telegram, it shall be given at least twenty-four (24) hours prior to the time of the holding of the meeting.

SECTION 7.           PLACE OF MEETINGS -- The directors may hold their meetings, and have one or more offices, and keep the books of the Corporation outside the State of Maryland at any office or offices of the Corporation, or at any other place as they from time to time by resolution may determine.

SECTION 8.           DISPENSING WITH NOTICE -- The transactions of any meeting of the Board of Directors which is not properly called or noticed, regardless of how called and noticed or wherever held, shall be as valid as though such transactions had occurred at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

SECTION 9.           ACTION WITHOUT MEETING -- Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a written consent thereto is given in writing or by electronic transmission by all members of the Board or of such committee, as the case may be, and such consent is filed with the minutes of the proceedings of the Board of Directors or committee.

SECTION 10.         TELEPHONIC MEETINGS -- Unless otherwise restricted by the Charter or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 11.         GENERAL POWERS OF DIRECTORS -- The Board of Directors shall manage the business and affairs of the Corporation, and, subject to the restrictions imposed by law, exercise all the powers of the Corporation, except as conferred on or reserved to the stockholders by law or by the Charter or these Bylaws.

SECTION 12.         SPECIFIC POWERS OF DIRECTORS -- Without prejudice to such general powers, it hereby is expressly declared that the directors shall have the following powers, to the extent permitted under the laws of the State of Maryland, subject to the provisions of the Charter and other provisions of these Bylaws:

(1)             To make and change regulations, not inconsistent with these Bylaws, for the management of the business and affairs of the Corporation.

(2)             To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire.

(3)             To pay for any property purchased for the Corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation.

(4)             To borrow money and make and issue notes, bonds and other negotiable and transferable instruments, mortgages, deeds of trust and trust agreements, and to do every act and thing necessary to effectuate the same.

(5)             To lease and rent real property whether in the capacity of lessor or lessee.

(6)             To dispose of or transfer property, both real and personal, in any fashion or by any lawful means, including, without limitation, by lease and as security for borrowings of the Corporation.

(7)             To lend money and acquire loans made by others, and to accept, in connection therewith, notes, bonds and other transferable instruments, mortgages, deeds of trust and trust agreements of others, and to do every act and thing otherwise necessary in connection therewith.

(8)             To make investments from time to time with funds of the Corporation and to dispose of such investments.

(9)             To remove any officer when, in their judgment, the best interests of the Corporation shall be served thereby, and, in their discretion, from time to time to devolve the powers and duties of any officer upon any other officer or person for the time being.

(10)           To appoint and remove or suspend subordinate officers, agents, or factors as they may deem necessary, and to determine their duties, and to fix and from time to time to change their salaries or remuneration, and to require security as and when they think fit.

(11)           To confer upon the Chief Executive Officer or the President of the Corporation the power to appoint, remove and suspend subordinate officers, agents and factors.

(12)           To determine who shall be authorized, on behalf of the Corporation, to make and sign bills, notes, acceptances, endorsements, contracts and other instruments.

(13)           To determine who shall be entitled, in the name and on behalf of the Corporation, to vote upon or to assign and transfer any shares of stock, bonds or other securities of other corporations held by this Corporation.

(14)           To authorize the Corporation to enter into, and to execute and deliver, and to modify, amend or terminate, from time to time, agreements, notes, acceptances, bills of sale, documents of transfer or other documents or instruments of any kind or nature whatsoever, in furtherance of or in connection with lawful activities of the Corporation.

(15)           To delegate any of the powers of the Board, in relation to the ordinary business of the Corporation, to any standing or special committee, or to any officer or agent (with power to sub-delegate), upon such terms as they deem fit.

(16)           To call special meetings of the stockholders for any purpose or purposes.

SECTION 13.         COMPENSATION -- Directors shall receive no stated salary for their services as directors but, by resolution of the Board, may receive fixed fees per year and/or per meeting, and expenses of attendance for attendance at each meeting.

Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, or otherwise, and receiving compensation therefor.

ARTICLE IV

COMMITTEES

SECTION 1.           APPOINTMENTS AND POWERS – The Board of Directors may, by resolution or resolutions passed by two-thirds of the entire Board of Directors, designate one or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of a committee who may replace any absent or disqualified member at any meeting of the committee. Such alternate members shall not be counted for purposes of determining a quorum unless so appointed, in which case they shall be counted in the place of the absent or disqualified member. The committee, to the extent provided in said resolution or resolutions or in these Bylaws and permitted under the laws of the State of Maryland, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The act of a majority of the committee members present at a meeting shall be the act of such committee. Each committee provided for in the Management Agreement (as amended, supplemented or otherwise modified from time to time, the “Management Agreement”), by and among the Corporation, Janus Living OP, LLC, a Maryland limited liability company, and Healthpeak Investment Management, LLC, a Delaware limited liability company, shall be composed as required by the Management Agreement.

SECTION 2.           MINUTES -- Committees shall keep regular minutes of their proceedings, and report the same to the Board of Directors when required.

ARTICLE V

OFFICERS

SECTION 1.           OFFICERS -- The officers of the Corporation shall include a Chief Executive Officer, a President, a Secretary and a Treasurer, and may include a Chair of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Any person may hold two or more offices, except that no one person shall concurrently hold the offices of President and Vice-President. The Board of Directors may elect or appoint such other officers and agents as it may deem advisable who shall hold office for such terms and shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors.

The officers of the Corporation shall be elected annually by the Board of Directors, except that the Chief Executive Officer or the President may from time to time appoint one or more senior vice presidents, vice presidents, assistant secretaries, assistant treasurers or other assistant or subordinate officers. Each officer shall serve until the officer’s successor is elected and qualifies or until the officer’s death, or the officer’s resignation or removal in the manner hereinafter provided.

SECTION 2.           CHIEF EXECUTIVE OFFICER -- The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. He or she shall have general supervision, direction and control of the business of the Corporation. He or she shall also exercise such further powers and perform such other duties as may be conferred upon him or her by the Bylaws or the Board of Directors from time to time. Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and he or she may cause the corporate seal to be affixed to any instrument or document executed on behalf of the Corporation. In the event that no other individual shall at that time have been appointed by the Board of Directors to, and hold, the office of President of the Corporation, the individual appointed by the Board to the position of Chief Executive Officer shall also, by virtue of holding such office, be deemed to hold the office of President, and any action taken by such individual in his or her capacity as Chief Executive Officer will also be deemed action of the President.

SECTION 3.           PRESIDENT -- The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He or she shall have general supervision, direction and control of the business of the Corporation. He or she shall also exercise such further powers and perform such other duties as may be conferred upon him or her by the Bylaws or the Board of Directors from time to time. Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and he or she may cause the corporate seal to be affixed to any instrument or document executed on behalf of the Corporation. In the event that no other individual shall at that time have been appointed by the Board of Directors to, and hold, the office of President of the Corporation, the individual appointed by the Board of Directors to the office of Chief Executive Officer shall also, by virtue of holding such office, be deemed to hold the office of President, and any action taken by such individual in his or her capacity as Chief Executive Officer will also be deemed action of the President.

SECTION 4.           VICE PRESIDENTS -- Each Vice President shall have such powers and shall perform such duties as are usually vested in the office of Vice President of a corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and he or she may cause the corporate seal to be affixed to any instrument or document executed on behalf of the Corporation. One or more vice presidents may be designated as executive vice presidents, senior vice presidents or vice presidents for particular areas of responsibility.

SECTION 5.           SECRETARY -- The Secretary shall give, or cause to be given, notice of all meetings of stockholders and the Board of Directors, and all other notices required by law or by these Bylaws, and, in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, the President, the Board of Directors, or the stockholders upon whose request the meeting is called as provided in these Bylaws. He or she shall record all proceedings of meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Directors or the Chief Executive Officer or President. He or she shall have custody of the corporate seal, and shall have the power to affix said seal to all instruments or documents executed on behalf of the Corporation.

SECTION 6.           TREASURER -- The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President or Chief Executive Officer, taking proper vouchers for such disbursements. He or she shall render to the President or Chief Executive Officer and the Board of Directors, at the regular meetings of the Board, or whenever they may request it, an accounting of all his or her transactions as Treasurer, and of the financial condition of the Corporation.

If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his or her duties, in such amount and with such surety as the Board shall prescribe.

SECTION 7.           CHAIR OF THE BOARD OF DIRECTORS -- The Chair of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors and stockholders, and shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 8.           ASSISTANT SECRETARIES AND ASSISTANT TREASURERS -- Assistant Secretaries and Assistant Treasurers, if any, may be appointed by the Chief Executive Officer, the President or the Board of Directors and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Secretary and by the Treasurer.

ARTICLE VI

RESIGNATIONS; FILLING OF VACANCIES; REMOVAL FROM OFFICE

SECTION 1.           RESIGNATIONS -- Any director or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the Board of Directors, the Chief Executive Officer, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 2.           FILLING OF VACANCIES -- If for any reason any or all of the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Subject to the provisions set forth in the Stockholders Agreement, and except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, (i) any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by two-thirds of the remaining directors, even if such percentage of directors is less than a quorum, (ii) any vacancy in the number of directors created by an increase in the number of directors may be filled by a two-thirds vote of the entire Board of Directors, and (iii) any individual so elected as director shall serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

SECTION 3.           REMOVAL FROM OFFICE -- A director may be removed from office only by the stockholders in the manner and by the vote set forth in the Charter of the Corporation. Subject to the provisions set forth in the Stockholders Agreement, the stockholders of the Corporation may elect a successor or successors to fill any vacancy or vacancies which result from the removal of a director or directors, and each such successor will serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Any officer or agent of the Corporation may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby.

ARTICLE VII

CAPITAL STOCK

SECTION 1.           STOCK CERTIFICATES AND UNCERTIFICATED SHARES -- The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Every holder of shares of stock of the Corporation, other than uncertificated shares, shall be entitled to a certificate or certificates signed by the officers of the Corporation in the manner permitted by the MGCL representing and certifying to the number of shares of stock owned by such holder. The signatures on certificates of stock may be either manual or facsimile.

In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue. Each certificate representing shares of the capital stock of the Corporation shall bear on its face or back such statements relating to the authority of the Corporation to issue more than one class of stock, the designations and other terms and conditions of each such class of stock and restrictions on transferability of capital stock imposed by the Corporation, or a statement that such information will be provided on request and without charge, all as and to the extent which may be required by the laws of the State of Maryland.

SECTION 2.           LOST CERTIFICATES -- A new certificate of stock may be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost or destroyed, and the Board of Directors may, at its discretion, request the owner of the lost or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct, but not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate.

SECTION 3.           TRANSFER OF SHARES -- Subject to the restrictions that may be contained in the Charter, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized representatives.

SECTION 4.           DIVIDENDS -- Subject to the provisions of the Charter and the laws of the State of Maryland, the Board of Directors may, at any regular or special meeting, declare dividends upon the capital stock of the Corporation, as and when the Board of Directors may deem expedient.

ARTICLE VIII

MISCELLANEOUS

SECTION 1.           CORPORATE SEAL -- The Board of Directors shall adopt and may alter a common seal of the Corporation. Said seal shall be circular in form and shall contain the name of the Corporation, the year of its creation, and the words: “CORPORATE SEAL, MARYLAND.” It may be used by causing it or a facsimile thereof to be impressed, affixed, or otherwise reproduced.

SECTION 2.           FISCAL YEAR -- The fiscal year of the Corporation shall end on the 31st day of December of each calendar year.

SECTION 3. CONTRACTS -- The Board of Directors or the Manager acting within the scope of its authority pursuant to the Management Agreement may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors or the Manager acting within the scope of its authority pursuant to the Management Agreement and executed by an authorized person.

SECTION 4.           CHECKS, DRAFTS, NOTES -- All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as from time to time shall be determined by resolution of the Board of Directors or, in the absence of any specific resolution of the Board of Directors, or if not otherwise provided by the Board of Directors, may be signed by the Chief Executive Officer, the President or any Vice President.

SECTION 5.           CORPORATE RECORDS -- The Corporation shall keep correct and complete books of account and minutes of the proceedings of its stockholders and Board of Directors.

The Corporation shall keep and maintain at its principal executive office a certified copy of its Charter and all amendments thereto, a certified copy of its Bylaws and all amendments thereto, a stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all stockholders, their residence addresses, and the number of shares held by them, respectively. In lieu of the stock ledger or duplicate stock ledger, a statement may be filed in the principal executive office stating the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address (including street and number, if any) where such stock ledger or duplicate stock ledger is kept.

The Board of Directors shall take all reasonable steps to assure that a full and correct annual statement of the affairs of the Corporation is prepared annually, including a balance sheet and a financial statement of operations for the preceding fiscal year which shall be certified by independent certified public accountants, and distributed to stockholders within one hundred and twenty (120) days after the close of the Corporation’s fiscal year and a reasonable period of time prior to the annual meeting of stockholders. Such annual statement shall also be submitted at the annual meeting and shall be filed within twenty (20) days thereafter at the principal office of the Corporation in the State of Maryland. The Board of Directors shall also be responsible for scheduling the annual meeting of stockholders.

SECTION 6.           NOTICE AND WAIVER OF NOTICE -- Whenever, pursuant to the laws of the State of Maryland or these Bylaws, any notice is required to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Any notice required to be given may be waived, in writing, by the person or persons entitled thereto, whether before or after the time stated therein.

ARTICLE IX

AMENDMENTS

SECTION 1.           AMENDMENTS OF BYLAWS -- The stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter, or the directors, by the affirmative vote of two-thirds of the entire Board of Directors, may amend or alter any of these Bylaws. Notwithstanding the foregoing, any amendment to the first sentence of Section 2 of Article II, Section 6 of Article II, or the third sentence of Section 2 of Article III of these Bylaws, or to this sentence, shall require approval by the stockholders of the Corporation by the affirmative vote of a majority of all votes entitled to be cast.

ARTICLE X

INDEMNIFICATION OF OFFICERS AND DIRECTORS

SECTION 1.           INDEMNIFICATION -- The Corporation shall indemnify and hold harmless, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to or witness in, or is threatened to be made a party to or witness in, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or, as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust, benefit plan or other enterprise (including without limitation service in the administration and management of any separate, segregated fund established for purposes of collecting and distributing voluntary employee political contributions to federal election campaigns pursuant to the Federal Election Campaign Act of 1971, as amended from time to time). To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding and without requiring a preliminary determination as to the ultimate entitlement to indemnification. The Corporation may, with the approval of the Board of Directors, provide such indemnification and advancement of expenses as set forth in the preceding sentences of this Section 1 of this Article X of the Bylaws to agents and employees of the Corporation, other than officers and directors. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any officer or director or employee against any liability which may be asserted against such person.

SECTION 2.           PROVISIONS NOT EXCLUSIVE -- This Article X shall not be construed as a limitation upon the power of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, or upon the power of the Corporation to enter into contracts or undertakings of indemnity with a director, officer, employee or agent of the Corporation, nor shall it be construed as a limitation upon any other rights to which a person seeking indemnification from the Corporation may be entitled under any agreement, the Charter of the Corporation, or vote of stockholders or disinterested directors, or otherwise, both as to any action in such person’s official capacity and as to any action in another capacity while holding any office of the Corporation.

SECTION 3.           RESTRICTION ON REPEAL OR MODIFICATION -- Any repeal or modification of any section of this Article X of the Bylaws by the stockholders or directors of the Corporation shall be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.

ARTICLE XI

FORUM FOR ADJUDICATION OF DISPUTES

SECTION 1.           Unless the Corporation consents in writing to the selection of an alternative forum, any Circuit Court in the State of Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation other than actions arising under the federal securities laws, (b) any Internal Corporate Claim, as such term is defined in the MGCL, or any successor provision thereof, including, without limitation, (i) any action asserting a claim of breach of any duty owed by any director or officer or other employee of the Corporation to the Corporation or to the stockholders of the Corporation and (ii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the MGCL, the Charter or these Bylaws, or (c) any other action asserting a claim against the Corporation or any director or officer or other employee of the Corporation that is governed by the internal affairs doctrine. None of the foregoing actions, claims or proceedings may be brought in any court sitting outside the State of Maryland unless the Corporation consents in writing to such court.

Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

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